EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference herein of our report dated October 16, 1997, relating to the balance sheets of Falmouth Co-operative Bank as of September 30, 1997 and 1996 and the related statements of income, changes in stockholders' equity and cash flows for the years then ended, included in the Registration Statement on Form S-8 dated as of January 23, 1998.



                                       SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
January 23, 1998